SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2002

Date of report (Date of earliest event reported)

GalaGen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27976	41-1719104
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway , Suite 301 Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number:  (952) 258-5500

(Registrant’s Telephone Number, Including Area Code)

Item 3.                              Bankruptcy or Receivership.

                On February 25, 2002, GalaGen Inc., a Delaware corporation (the “Company”), filed in the United States Bankruptcy Court for the District of Minnesota a voluntary petition seeking relief under Chapter 7 of the United States Bankruptcy Code, case number 02-40759.

                Under Chapter 7, a trustee will seek to liquidate the Company’s assets and the proceeds will be applied to the claims of creditors of the Company.  The Company’s stockholders are not expected to receive any proceeds from the liquidation.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2002

GALAGEN INC.
(Registrant)

By	/s/ Robert A. Hoerr
Robert A. Hoerr
Chief Technical Officer